Exhibit 99.1

MURPHY OIL ANNOUNCES PRELIMINARY SECOND QUARTER EARNINGS

EL DORADO, Arkansas, July 31, 2013 – Murphy Oil Corporation (NYSE: MUR) announced today that net income was $402.6 million ($2.12 per diluted share) in the 2013 second quarter, up from $295.4 million ($1.52 per diluted share) in the second quarter 2012. Net income in the 2013 quarter included income from discontinued operations of $70.5 million ($0.37 per diluted share) compared to income from discontinued operations of $4.1 million ($0.02 per diluted share) in the 2012 quarter. The 2013 income from discontinued operations was primarily generated by an after-tax gain of $71.9 million from sale of the Mungo and Monan fields in the United Kingdom during the just completed quarter. Income from continuing operations was $332.1 million ($1.75 per diluted share) for the 2013 second quarter compared to $291.3 million ($1.50 per diluted share) in the same quarter of 2012. The results of continuing operations improved in 2013 primarily due to higher earnings in the U.S. oil and gas business, which was attributable to growth in oil production in the Eagle Ford Shale area in South Texas.

For the first six months of 2013, net income was $763.2 million ($4.00 per diluted share), an improvement from $585.5 million ($3.01 per diluted share) in the similar 2012 period. Income from continuing operations for the six-month period of 2013 amounted to $540.1 million ($2.83 per diluted share), compared to income from continuing operations of $572.7 million ($2.94 per diluted share) in 2012. Income from discontinued operations of $223.1 million ($1.17 per diluted share) in the first six months of 2013 included a total gain after income taxes of $216.8 million from sale of all oil and gas properties in the United Kingdom.

Net Income

	Three Mos. Ended June 30		Six Mos. Ended June 30
	2013	2012	2013	2012
(Millions of Dollars)
Exploration and Production	$290.2	226.0	522.1	538.9
Refining and Marketing	72.2	80.5	97.5	76.3
Corporate	(30.3)	(15.2)	(79.5)	(42.5)

Income from continuing operations	332.1	291.3	540.1	572.7
Income from discontinued operations	70.5	4.1	223.1	12.8

Net income	$402.6	295.4	763.2	585.5

Income per Common share – Diluted:
Income from continuing operations	$1.75	1.50	2.83	2.94
Net income	$2.12	1.52	4.00	3.01

Second Quarter 2013 vs. Second Quarter 2012

Exploration and Production (E&P)

The Company’s income from E&P continuing operations was $290.2 million in the second quarter of 2013 compared to $226.0 million in the same quarter of 2012. Improved 2013 quarterly income was driven by higher oil sales volumes in North America. Additionally, North American natural gas sales prices were significantly higher than in 2012, but the Company’s average realized crude oil sales prices were lower in the U.S. and Malaysia in the 2013 quarter. Natural gas production volumes in Canada and Malaysia in 2013 were below the levels produced in 2012. Exploration expenses were $88.8 million in the second quarter of 2013 compared to $96.7 million in the same period of 2012. Undeveloped leasehold amortization cost was $29.8 million lower in the 2013 quarter, primarily due to less expense associated with Eagle Ford Shale leases in the current year. Dry hole expense was $6.7 million higher in the 2013 second quarter primarily due to unsuccessful drilling results at the Bassett West prospect in Block WA-408-P offshore Australia. Geophysical costs were $12.0 million higher in the 2013 quarter, primarily associated with seismic data acquired in Australia, Vietnam, Indonesia and Suriname. The 2013 quarter included a $21.6 million impairment charge to writedown the carrying value of producing wells at Kainai in Southern Alberta. The 2013 quarter also had higher depreciation expense, primarily due to the increase in oil and gas sales volumes.

Worldwide production averaged 207,401 barrels of oil equivalent per day in the second quarter 2013, compared to 188,575 barrels of oil equivalent per day in the same quarter in 2012. Total crude oil and gas liquids production was 135,517 barrels per day in the 2013 quarter compared to 104,012 barrels per day in 2012. The increase in oil production in 2013 was primarily attributable to higher production in the Eagle Ford Shale area, where significant development drilling and completion operations are ongoing. Oil production at Syncrude in Western Canada also increased in the 2013 quarter due to less downtime for equipment maintenance. Crude oil production in the Seal heavy oil area of Western Canada was higher in the 2013 quarter primarily due to production from land acquired in the fourth quarter of 2012. The Azurite field, offshore Republic of the Congo, had lower crude oil production in 2013 due to well decline. Crude oil and gas liquids sales volumes averaged 137,106 barrels per day in the second quarter of 2013 compared to 104,768 barrels per day in the 2012 quarter. Natural gas sales volumes averaged 431 million cubic feet per day in the second quarter of 2013 compared to 507 million cubic feet per day in the 2012 quarter. Lower natural gas sales volumes in 2013 were primarily attributable to the effects of deferred development drilling operations in the Tupper area in British Columbia, Canada. Natural gas volumes sold at fields offshore Sarawak Malaysia was also down in the 2013 quarter due to lower customer demand caused by performance issues at the third party receiving facility and a lower percentage production entitlement allocable to the Company under the production sharing contract. The Company’s worldwide crude oil and gas liquids sales prices averaged $91.50 per barrel for the second quarter of 2013 down from $94.33 per barrel in the second quarter 2012. North American natural gas sales prices averaged $3.63 per thousand cubic feet (MCF) in the 2013 quarter, well above the $2.15 per MCF average in the same quarter of 2012. Natural gas produced offshore Sarawak, Malaysia was sold at an average realized price of $6.98 per MCF during the second quarter 2013 compared to $7.88 per MCF in 2012.

E&P Metrics

	Three Mos. Ended June 30		Six Mos. Ended June 30
	2013	2012	2013	2012
Oil Production Volume – Bbls. per day	135,517	104,012	131,226	105,751
Natural Gas Sales Volume – MCF per day	431,302	507,379	440,562	516,507
Total BOE Production Volume – BOE per day	207,401	188,575	204,653	191,836

Average Realized Oil Sales Price – Per Bbl.	$91.50	94.33	93.57	97.21
Average Realized North American Gas Sales Price – Per MCF	$3.63	2.15	3.36	2.36
Average Realized Sarawak Gas Sales Price – Per MCF	$6.98	7.88	7.03	7.80

Refining and Marketing (R&M)

The Company previously announced its intent to sell its U.K. R&M assets. Ongoing sale activities related to these assets continue. The Company has also announced that it plans to separate its U.S. downstream business into a stand-alone, public company during 2013.

The Company’s refining and marketing operations generated income from continuing operations of $72.2 million in the second quarter 2013 compared to $80.5 million in the same quarter of 2012. The R&M earnings reduction in the 2013 second quarter was primarily attributable to weaker results in the United Kingdom, with a quarterly loss of $5.7 million in 2013 compared to a profit of $7.2 million in 2012.

U.S. income of $77.9 million in the 2013 quarter was above the 2012 quarterly income of $73.3 million, primarily due to better results for ethanol production operations and higher sales prices for ethanol renewable identification numbers (RINs) in the current period. The ethanol production facilities generated profitable results in the current quarter, following losses in the 2012 quarter. RINs were sold in the 2013 quarter at an average price of $0.78 per credit, compared to $0.02 per credit in the same quarter of 2012. U.S. retail marketing margins averaged $0.156 per gallon in the 2013 quarter compared to $0.197 per gallon in 2012. Fuel sales volume per store in the 2013 quarter was 1.2% above 2012 levels. Merchandise sales per store month were down 0.9% in the 2013 quarter compared to the prior year, while the percentage margin on merchandise sales was about 4.5% lower primarily caused by lower markups on certain tobacco products compared to 2012.

The unfavorable result in the U.K. in 2013 compared to 2012 was primarily due to lower overall unit margins, which averaged negative $0.27 per barrel in the 2013 quarter, compared to a positive margin of $1.26 per barrel a year ago. The margin decline in 2013 was due to weaker refining margins at the Milford Haven, Wales refinery, although in contrast, marketing operations in the U.K. realized better margins in the 2013 quarter. The Milford Haven refinery processed 130,324 barrels of crude oil per day in the 2013 quarter, slightly above the quarterly throughput volume of 130,059 barrels per day during the 2012 quarter.

R&M Metrics

	Three Mos. Ended June 30		Six Mos. Ended June 30
	2013	2012	2013	2012
U.S. Retail Fuel Margin – Per gallon	$0.156	0.197	0.134	0.137
U.S. Retail Merchandise Sales – Per store month	$157,138	158,626	152,072	155,783
U.K. Refinery Inputs – Bbls. per day	133,220	133,158	124,542	131,954
U.K. R&M Unit Margin – Per Bbl.	$(0.27)	1.26	(0.16)	1.03
Total Petroleum Product Sales – Bbls. per day	481,727	483,561	453,058	467,049

Corporate

Corporate functions incurred net costs of $30.3 million in the 2013 second quarter compared to net costs of $15.2 million in the 2012 second quarter. The increased costs in 2013 were primarily attributable to higher interest and administrative expenses. Net interest expense was up $13.0 million in 2013 primarily due to higher average levels of debt outstanding in the current quarter, but this impact was somewhat tempered by attributing more financing costs to ongoing oil development projects in the current quarter. Administrative costs increased in the 2013 quarter due to both higher overall employee compensation expense and professional services associated with the upcoming separation of the U.S. downstream business into a stand-alone, public company. The after-tax effects from transactions in foreign currencies were gains of $16.2 million and $10.7 million in the second quarters of 2013 and 2012, respectively.

Discontinued Operations

The Company sold all of its U.K. oil and gas properties during the first six months of 2013, and the results thereof have been reported as discontinued operations for all periods presented. Income from discontinued operations totaled $70.5 million in the 2013 quarter and primarily included an after-tax gain of $71.9 million on sale of the Mungo and Monan fields. Income for these discontinued operations was $4.1 million during the 2012 quarter.

First Six Months 2013 vs. First Six Months 2012

Exploration and Production (E&P)

The Company’s E&P business earned $522.1 million from continuing operations in the first six months of 2013 compared to earnings of $538.9 million in the same period of 2012. The 2013 results were below 2012 due to lower average realized sales prices for crude oil and Sarawak natural gas, plus higher exploration expenses. These were partially offset by very favorable oil sales volumes as well as improved North American natural gas sales prices in 2013. Natural gas sales volumes were lower in Canada and Malaysia during the 2013 period. Exploration expenses were $197.3 million in 2013, up from $149.7 million in 2012, with the higher costs in the current period primarily related to dry holes offshore Australia and in Southern Alberta in 2013. Additionally, the Company incurred higher expense in 2013 for seismic data acquisitions covering prospective areas in Indonesia, Australia and Cameroon. Production and depreciation expenses rose in 2013 compared to 2012 due to higher hydrocarbon sales volumes and higher unit costs per barrel of oil equivalent produced.

Worldwide production averaged 204,653 barrels of oil equivalents per day during the first six months of 2013 compared to 191,836 barrel equivalents per day in the same period a year ago. Crude oil and gas liquids production for the first six months of 2013 averaged 131,226 barrels per day compared to 105,751 barrels per day in 2012. The oil production increase in 2013 was mostly caused by higher crude oil volumes produced in the Eagle Ford Shale of South Texas. Additionally, crude oil production increased in Canada and Malaysia in the 2013 quarter due to higher production for heavy oil and start-up of the Kakap field, respectively. Oil sales volumes in the first six months of 2013 totaled 134,308 barrels per day compared to 106,665 barrels per day in 2012. Natural gas sales volumes were 440 million cubic feet per day in 2013 compared to 516 million cubic feet per day in 2012, with the reduction primarily resulting from voluntary deferral of development activities in the Tupper area in British Columbia. Natural gas production also declined in 2013 at fields offshore Sarawak primarily due to planned maintenance at the Company’s gas receiving facility and a lower entitlement allocation to the Company. Crude oil and gas liquids sales prices averaged $93.57 per barrel in the 2013 period compared to $97.21 per barrel in 2012. North American natural gas was sold at an average price of $3.36 per MCF in 2013, significantly higher than the $2.36 per MCF realized in 2012. Sales prices for Sarawak natural gas production averaged $7.03 per MCF during the first six months of 2013 compared to $7.80 per MCF during 2012.

Refining and Marketing (R&M)

The Company’s refining and marketing earnings were $97.5 million in the first six months of 2013, compared to earnings of $76.3 million in the same 2012 period. U.S. earnings were $107.3 million in the 2013 six months, up from $66.1 million in the 2012 period. The 2013 earnings improvement was primarily attributable to stronger ethanol results and a rise in the sales value of ethanol RINs compared to the prior year. Ethanol margins improved as average sales prices for the product increased more than corn feedstock prices in the current year. Also, the sales value of distillers’ grain was stronger in 2013 than in the prior year. Profit from ethanol RIN sales was higher in 2013 due to significantly stronger sales prices for these credits. U.S. retail marketing margins averaged $0.134 per gallon in the 2013 six-month period compared to $0.137 per gallon in the 2012 six months. Fuel sales per store month in 2013 were essentially flat compared to 2012, while merchandise sales revenue per store and merchandise margin as a percentage of sales were each down about 2% in 2013 compared to 2012.

R&M operations in the U.K. in the six-month 2013 period incurred a loss of $9.8 million compared to a profit of $10.2 million in the prior year, as the business experienced weaker margins at the Milford Haven, Wales, refinery in 2013. Improved margins for marketing operations in the current period partially offset the weaker refining results. Average U.K. unit margins were negative $0.16 per barrel in the first six months of 2013 compared to a positive margin of $1.03 per barrel in the 2012 period.

Corporate

Corporate after-tax costs were $79.5 million in the first six months of 2013 compared to after-tax costs of $42.5 million in the 2012 period. The increase in net costs was primarily attributable to higher net interest expense of $21.3 million in 2013 compared to 2012 principally caused by higher borrowing levels, which was partially offset by a higher proportion of financing costs being capitalized to ongoing oil development projects in the current period. Administrative expenses associated with corporate activities were higher in 2013 compared to the prior year due to additional costs for employee compensation as well as professional fees associated with the upcoming separation of the U.S. downstream business. The 2013 results included a $12.2 million after-tax gain on transactions denominated in foreign currencies compared to an after-tax gain of $9.1 million in 2012.

Discontinued Operations

Income from discontinued operations amounted to $223.1 million in the first six months of 2013, up from $12.8 million in the same period of 2012. The significant increase in 2013 income compared to the prior year was primarily attributable to $216.2 million of after-tax gains on sale of all U.K. oil and gas properties in 2013.

Steven A. Cossé, President and Chief Executive Officer, commented, “Our oil production levels held up well during the second quarter, but will retract a bit in quarter three primarily due to planned downtime at Kikeh for tie-in of the Siakap North field. At the end of the second quarter, we started up crude oil production at Serendah, the first of our four new oil fields offshore Sarawak. We expect the other three Sarawak fields to come on production with staggered start-ups during the second half of this year. We continued our portfolio rationalization in the second quarter as we completed the exit of the U.K. oil and gas business with the sale of the Mungo and Monan fields. Our exploration program continues with the Dufresne prospect well offshore Australia now drilling at intermediate depth.

“As to the planned spin-off of our U.S. downstream business, substantial progress has been made. We have announced the Murphy USA Inc. Board of Directors, and the management team and organization are in place and are up and running. We have received a ruling from the Internal Revenue Service confirming the tax-free status of the transaction and we are making good progress with our Securities and Exchange Commission filing. Murphy USA is in the process of finalizing its capital structure. We expect that the Murphy Oil Corporation Board of Directors will consider this progress at its meeting next Wednesday and we would expect to announce the Board’s conclusion shortly thereafter.

“We anticipate total worldwide production volumes of about 190,000 barrels of oil equivalent per day in the third quarter of 2013, with similar levels of sales volumes during this period. We now anticipate full year 2013 production volumes of 203,000 barrels of oil equivalent per day. Due to the transformation of Murphy Oil to a pure play E&P company with the anticipated spin-off of the U.S. retail business, we will no longer provide future quarterly earnings guidance in our earnings press release. Murphy Oil and Murphy USA are each considering the type of future quarterly guidance that will be provided going forward.”

The public is invited to access the Company’s conference call to discuss second quarter 2013 results on Thursday, August 1, at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy Oil’s Web site at http://www.murphyoilcorp.com/ir or via telephone by dialing 1-877-856-1968. The telephone reservation number for the call is

3576715. Replays of the call will be available through the same address on Murphy Oil’s Web site, and a recording of the call will be available through August 5 by calling 1-888-203-1112 and using the same reservation number shown above. Audio downloads of the conference will be available on Murphy’s Web site through September 3 and via Thomson StreetEvents for their service subscribers.

Summary financial data and operating statistics for the second quarter and first six months of 2013 with comparisons to 2012 are contained in the attached tables.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management’s current views concerning future events or results, including Murphy’s plans to separate its U.S. retail marketing business and to divest its U.K. downstream operations, are subject to inherent risks and uncertainties. Factors that could cause one or more of these forecasted events not to occur include, but are not limited to, a failure to obtain necessary regulatory approvals, a failure to obtain assurances of anticipated tax treatment, a deterioration in the business or prospects of Murphy or its U.S. retail marketing business, adverse developments in Murphy or its U.S. retail marketing business’ markets, adverse developments in the U.S. or global capital markets, credit markets or economies in general or a failure to execute a sale of the U.K. downstream operations on acceptable terms or in the timeframe contemplated. Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, customer demand for our products, adverse foreign exchange movements, political and regulatory instability, and uncontrollable natural hazards. For further discussion of risk factors, see Murphy’s 2012 Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission. Murphy undertakes no duty to publicly update or revise any forward-looking statements.

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MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended June 30, 2013		Three Months Ended June 30, 2012
	Revenues	Income	Revenues	Income
Exploration and production
United States	$444.2	122.9	201.7	(1.2)
Canada	316.8	51.7	264.9	43.7
Malaysia	554.7	213.5	611.3	223.2
Republic of the Congo	—	(11.7)	—	(5.3)
Other	(0.4)	(86.2)	0.1	(34.4)

	1,315.3	290.2	1,078.0	226.0

Refining and marketing
United States	4,458.3	77.9	4,512.1	73.3
United Kingdom	1,427.6	(5.7)	1,556.7	7.2

	5,885.9	72.2	6,068.8	80.5

	7,201.2	362.4	7,146.8	306.5
Corporate	16.6	(30.3)	10.8	(15.2)

Revenue/income from continuing operations	7,217.8	332.1	7,157.6	291.3
Discontinued operations, net of tax	—	70.5	—	4.1

Total revenues/net income	$7,217.8	402.6	7,157.6	295.4

	Six Months Ended June 30, 2013		Six Months Ended June 30, 2012
	Revenues	Income	Revenues	Income
Exploration and production
United States	$853.1	216.7	422.8	49.6
Canada	577.6	65.0	571.9	117.0
Malaysia	1,114.7	418.7	1,175.3	447.2
Republic of the Congo	69.5	(26.5)	57.6	(3.7)
Other	(0.6)	(151.8)	0.1	(71.2)

	2,614.3	522.1	2,227.7	538.9

Refining and marketing
United States	8,477.8	107.3	8,776.3	66.1
United Kingdom	2,757.1	(9.8)	3,096.7	10.2

	11,234.9	97.5	11,873.0	76.3

	13,849.2	619.6	14,100.7	615.2
Corporate	8.6	(79.5)	13.8	(42.5)

Revenue/income from continuing operations	13,857.8	540.1	14,114.5	572.7
Discontinued operations, net of tax	—	223.1	—	12.8

Total revenues/net income	$13,857.8	763.2	14,114.5	585.5

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED JUNE 30, 2013 AND 2012

	United States	Canada			Republic of the Congo
(Millions of dollars)		Conventional	Synthetic	Malaysia		Other	Total
Three Months Ended June 30, 2013
Oil and gas sales and other revenues	$444.2	200.1	116.7	554.7	—	(.4)	1,315.3
Production expenses	83.1	52.4	59.0	68.9	8.7	—	272.1
Depreciation, depletion and amortization	137.7	85.9	14.0	139.7	—	1.4	378.7
Accretion of asset retirement obligations	3.3	1.5	2.5	3.4	1.3	—	12.0
Impairment of properties	—	21.6	—	—	—	—	21.6
Exploration expenses
Dry holes	—	(.1)	—	.8	1.3	38.3	40.3
Geological and geophysical	.4	(.7)	—	.8	.1	19.6	20.2
Other	3.1	.3	—	—	—	8.2	11.6

	3.5	(.5)	—	1.6	1.4	66.1	72.1
Undeveloped lease amortization	7.2	5.3	—	—	—	4.2	16.7

Total exploration expenses	10.7	4.8	—	1.6	1.4	70.3	88.8

Selling and general expenses	19.5	4.9	.2	.1	.4	14.1	39.2

Results of operations before taxes	189.9	29.0	41.0	341.0	(11.8)	(86.2)	502.9
Income tax provisions (benefits)	67.0	7.6	10.7	127.5	(.1)	—	212.7

Results of operations (excluding corporate overhead and interest)	$122.9	21.4	30.3	213.5	(11.7)	(86.2)	290.2

Three Months Ended June 30, 2012
Oil and gas sales and other revenues	$201.7	172.1	92.8	611.3	—	.1	1,078.0
Production expenses	55.0	40.5	58.7	124.1	3.8	—	282.1
Depreciation, depletion and amortization	65.3	76.9	12.4	122.4	—	.5	277.5
Accretion of asset retirement obligations	2.9	1.3	2.2	2.8	.2	—	9.4
Exploration expenses
Dry holes	32.2	—	—	—	—	1.4	33.6
Geological and geophysical	3.3	.1	—	.2	.1	4.5	8.2
Other	1.8	.3	—	—	—	6.3	8.4

	37.3	.4	—	.2	.1	12.2	50.2
Undeveloped lease amortization	28.4	7.3	—	—	—	10.8	46.5

Total exploration expenses	65.7	7.7	—	.2	.1	23.0	96.7

Selling and general expenses	13.1	4.4	.2	(1.4)	1.2	11.0	28.5

Results of operations before taxes	(.3)	41.3	19.3	363.2	(5.3)	(34.4)	383.8
Income tax provisions	.9	12.0	4.9	140.0	—	—	157.8

Results of operations (excluding corporate overhead and interest)	$(1.2)	29.3	14.4	223.2	(5.3)	(34.4)	226.0

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

SIX MONTHS ENDED JUNE 30, 2013 AND 2012

	United States	Canada			Republic of the Congo
(Millions of dollars)		Conventional	Synthetic	Malaysia		Other	Total
Six Months Ended June 30, 2013
Oil and gas sales and other revenues	$853.1	355.5	222.1	1,114.7	69.5	(.6)	2,614.3
Production expenses	173.5	95.8	115.0	155.5	84.6	—	624.4
Depreciation, depletion and amortization	268.1	167.4	27.7	273.6	—	2.6	739.4
Accretion of asset retirement obligations	6.6	3.0	5.2	6.7	2.4	—	23.9
Impairment of properties	—	21.6	—	—	—	—	21.6
Exploration expenses
Dry holes	.7	30.4	—	1.2	1.3	47.7	81.3
Geological and geophysical	13.1	(.6)	—	1.1	.1	46.0	59.7
Other	4.6	.6	—	—	.1	18.9	24.2

	18.4	30.4	—	2.3	1.5	112.6	165.2
Undeveloped lease amortization	13.3	10.6	—	—	—	8.2	32.1

Total exploration expenses	31.7	41.0	—	2.3	1.5	120.8	197.3

Selling and general expenses	35.6	11.3	.4	.6	.9	27.8	76.6

Results of operations before taxes	337.6	15.4	73.8	676.0	(19.9)	(151.8)	931.1
Income tax provisions	120.9	4.8	19.4	257.3	6.6	—	409.0

Results of operations (excluding corporate overhead and interest)	$216.7	10.6	54.4	418.7	(26.5)	(151.8)	522.1

Six Months Ended June 30, 2012
Oil and gas sales and other revenues	$422.8	361.5	210.4	1,175.3	57.6	.1	2,227.7
Production expenses	103.5	84.9	111.3	213.3	20.8	—	533.8
Depreciation, depletion and amortization	128.3	154.1	25.7	235.1	33.8	1.1	578.1
Accretion of asset retirement obligations	5.7	2.6	4.2	5.7	.4	—	18.6
Exploration expenses
Dry holes	32.2	.8	—	—	—	1.2	34.2
Geological and geophysical	3.5	4.3	—	.2	.2	11.4	19.6
Other	5.7	.5	—	—	.2	14.4	20.8

	41.4	5.6	—	.2	.4	27.0	74.6
Undeveloped lease amortization	39.5	14.4	—	—	—	21.2	75.1

Total exploration expenses	80.9	20.0	—	.2	.4	48.2	149.7

Selling and general expenses	25.2	8.5	.4	(1.1)	2.1	22.0	57.1

Results of operations before taxes	79.2	91.4	68.8	722.1	.1	(71.2)	890.4
Income tax provisions	29.6	25.8	17.4	274.9	3.8	—	351.5

Results of operations (excluding corporate overhead and interest)	$49.6	65.6	51.4	447.2	(3.7)	(71.2)	538.9

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012*	2013	2012*

Revenues	$7,217,842	7,157,605	13,857,796	14,114,541

Costs and expenses
Crude oil and product purchases	5,452,526	5,631,306	10,452,171	11,145,685
Operating expenses	526,142	532,374	1,125,244	1,020,859
Exploration expenses	88,772	96,724	197,265	149,651
Selling and general expenses	115,267	87,619	225,009	175,778
Depreciation, depletion and amortization	412,288	309,822	806,042	642,410
Impairment of properties	21,587	—	21,587	—
Accretion of asset retirement obligations	12,239	9,601	24,404	19,047
Interest expense	29,593	11,598	56,621	23,337
Interest capitalized	(14,478)	(9,476)	(27,866)	(15,899)

	6,643,936	6,669,568	12,880,477	13,160,868

Income from continuing operations before income taxes	573,906	488,037	977,319	953,673
Income tax expense	241,778	196,731	437,221	380,929

Income from continuing operations	332,128	291,306	540,098	572,744
Income from discontinued operations, net of income taxes	70,516	4,131	223,145	12,764

Net income	$402,644	295,437	763,243	585,508

Per Common share – Basic
Continuing operations	$1.76	1.50	2.85	2.95
Discontinued operations	0.37	0.02	1.17	0.07

Net income	$2.13	1.52	4.02	3.02

Per Common share – Diluted
Continuing operations	$1.75	1.50	2.83	2.94
Discontinued operations	0.37	0.02	1.17	0.07

Net income	$2.12	1.52	4.00	3.01

Cash dividends per Common share	$0.3125	0.275	0.625	0.55

Average Common shares outstanding (thousands)
Basic	189,002	194,209	189,754	194,051
Diluted	189,945	194,846	190,702	194,820

*	Reclassified to conform to current presentation.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012[1]	2013	2012[1]
Operating Activities
Net income	$402,644	295,437	763,243	585,508
Adjustments to reconcile net income to net cash provided by operating activities
Income from discontinued operations	(70,516)	(4,131)	(223,145)	(12,764)
Depreciation, depletion and amortization	412,288	309,822	806,042	642,410
Impairment of properties	21,587	—	21,587	—
Amortization of deferred major repair costs	7,042	5,038	12,991	10,949
Expenditures for asset retirements	(4,243)	(5,806)	(20,124)	(12,763)
Dry hole costs	40,294	33,597	81,305	34,217
Amortization of undeveloped leases	16,662	46,440	32,052	75,072
Accretion of asset retirement obligations	12,239	9,601	24,404	19,047
Deferred and noncurrent income tax charges	39,992	35,873	65,333	43,945
Pretax gain (loss) from disposition of assets	318	(35)	278	(125)
Net (increase) decrease in operating working capital other than cash and cash equivalents	(146,318)	(404,416)	65,144	(103,345)
Other – net	14,058	15,263	24,172	32,086

Net cash provided by continuing operations	746,047	336,683	1,653,282	1,314,237
Net cash provided by discontinued operations	1,836	19,429	15,728	32,881

Net cash provided by operating activities	747,883	356,112	1,669,010	1,347,118

Investing Activities
Property additions and dry holes[2]	(928,597)	(752,884)	(1,963,618)	(1,314,589)
Proceeds from sale of assets	140	40	169	163
Purchases of investment securities[3]	(142,876)	(366,908)	(373,196)	(836,472)
Proceeds from maturity of investment securities[3]	228,530	390,488	358,915	897,793
Expenditures for major repairs	(2,788)	(7,440)	(7,682)	(7,440)
Investing activities of discontinued operations
Sales proceeds	70,653	—	282,202	—
Property additions and other	(135)	(16,871)	(8,109)	(22,430)
Other – net	2,073	1,983	4,379	5,872

Net cash required by investing activities	(773,000)	(751,592)	(1,706,940)	(1,277,103)

Financing Activities
Borrowings of long-term debt[2]	199,989	541,907	461,978	541,896
Maturities of notes payable	—	(350,000)	—	(350,000)
Purchase of treasury stock	(250,000)	—	(250,000)	—
Proceeds from exercise of stock options and employee stock purchase plans	1,347	2,153	2,628	8,752
Excess tax benefits related to exercise of stock options	69	291	69	1,328
Withholding tax on stock-based incentive awards	(1,629)	1,798	(8,966)	(3,703)
Issue cost of notes payable and debt facility	(2,702)	(3,943)	(2,793)	(3,943)
Cash dividends paid	(59,704)	(53,414)	(119,376)	(106,797)

Net cash provided (required) by financing activities	(112,630)	138,792	83,540	87,533

Effect of exchange rate changes on cash and cash equivalents	(4,932)	(8,319)	(18,500)	221

Net increase (decrease) in cash and cash equivalents	(142,679)	(265,007)	27,110	157,769
Cash and cash equivalents at beginning of period	1,117,105	936,649	947,316	513,873

Cash and cash equivalents at end of period	$974,426	671,642	974,426	671,642

[1]	Reclassified to conform to current presentation.
[2]	Excludes asset and associated long-term obligation of $356,170 in 2013 associated with lease of production equipment at the Kakap field offshore Malaysia.
[3]	Represents cash invested in Canadian government securities with maturities greater than 90 days at the date of acquisition.

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2012)

(Millions of dollars)

	June 30, 2013	Dec. 31, 2012

Total current assets	$4,415.7	4,108.6
Total current liabilities	3,770.9	3,409.1
Total assets	18,825.0	17,522.6
Long-term debt	3,027.5	2,245.2
Stockholders’ equity	9,134.2	8,942.0

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Capital expenditures – continuing operations
Exploration and production
United States	$487.0	336.7	999.9	551.3
Canada	98.6	136.6	239.6	290.9
Malaysia	347.0	357.4	570.0	658.4
Other	61.9	30.9	151.0	67.7

	994.5	861.6	1,960.5	1,568.3

Refining and marketing
United States	25.3	27.0	89.5	45.3
United Kingdom	9.5	5.6	15.7	10.1

	34.8	32.6	105.2	55.4

Corporate	2.8	1.6	6.6	3.4

Total capital expenditures – continuing operations	1,032.1	895.8	2,072.3	1,627.1

Charged to exploration expenses*
United States	3.5	37.3	18.4	41.4
Canada	(0.5)	0.4	30.4	5.6
Malaysia	1.6	0.2	2.3	0.2
Other	67.5	12.3	114.1	27.4

Total charged to exploration expenses	72.1	50.2	165.2	74.6

Total capitalized – continuing operations	$960.0	845.6	1,907.1	1,552.5

*Excludes amortization of undeveloped leases of	$16.7	46.5	32.1	75.1

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net crude oil, condensate and gas liquids produced – barrels per day	135,517	104,012	131,226	105,751
Continuing operations	134,550	100,535	129,920	102,477
United States	48,024	19,746	44,065	20,013
Canada – light	162	299	195	252
– heavy	10,920	6,874	9,726	7,640
– offshore	9,641	8,587	9,443	8,982
– synthetic	13,000	11,449	12,710	12,380
Malaysia	51,569	51,523	52,457	50,741
Republic of the Congo	1,234	2,057	1,324	2,469
Discontinued operations – United Kingdom	967	3,477	1,306	3,274

Net crude oil, condensate and gas liquids sold – barrels per day	137,106	104,768	134,308	106,665
Continuing Operations	136,151	101,659	133,055	103,543
United States	48,024	19,746	44,065	20,013
Canada – light	162	299	195	252
– heavy	10,920	6,874	9,726	7,640
– offshore	10,145	10,353	9,050	9,486
– synthetic	13,000	11,449	12,710	12,380
Malaysia	53,900	52,938	53,907	50,820
Republic of the Congo	—	—	3,402	2,952
Discontinued operations – United Kingdom	955	3,109	1,253	3,122

Net natural gas sold – thousands of cubic feet per day	431,302	507,379	440,562	516,507
Continuing operations	430,913	504,380	438,919	513,137
United States	51,777	51,867	55,609	51,549
Canada	169,166	242,039	180,420	242,162
Malaysia – Sarawak	167,447	181,347	158,316	182,991
– Kikeh	42,523	29,127	44,574	36,435
Discontinued operations – United Kingdom	389	2,999	1,643	3,370

Total net hydrocarbons produced – equivalent barrels per day[1]	207,401	188,575	204,653	191,836
Total net hydrocarbons sold – equivalent barrels per day[1]	208,990	189,331	207,735	192,750

Weighted average sales prices
Crude oil, condensate and gas liquids – dollars per barrel[2]
United States	$97.64	$102.47	$101.67	$106.32
Canada[3] – light	85.92	78.91	83.64	84.18
– heavy	49.90	45.41	39.87	48.44
– offshore	102.47	108.30	106.39	112.86
– synthetic	98.64	88.97	96.53	93.38
Malaysia[4]	90.50	95.48	92.24	97.47
Republic of the Congo[4]	—	—	112.89	107.26
Discontinued operations – United Kingdom	101.40	105.79	108.58	112.93

Natural gas – dollars per thousand cubic feet
United States[2]	$4.39	$2.05	$3.90	$2.34
Canada[3]	3.40	2.17	3.19	2.36
Malaysia – Sarawak[4]	6.98	7.88	7.03	7.80
– Kikeh	0.24	0.24	0.24	0.24
Discontinued operations – United Kingdom	12.47	9.88	12.32	9.71

[1]	Natural gas converted on an energy equivalent basis of 6:1.
[2]	Includes intracompany transfers at market prices.
[3]	U.S. dollar equivalent.
[4]	Prices are net of payments under terms of the respective production sharing contracts.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Refining and Marketing
United States retail marketing:
Fuel margin per gallon*	$0.156	$0.197	$0.134	$0.137
Gallons sold per store month	278,977	275,741	264,994	265,302
Merchandise sales revenue per store month	$157,138	$158,626	$152,072	$155,783
Merchandise margin as a percentage of merchandise sales	12.8%	13.4%	12.9%	13.2%
Store count at end of period (Company operated)	1,179	1,139	1,179	1,139

United Kingdom refining and marketing – unit margins per barrel	$(0.27)	1.26	(0.16)	1.03

Petroleum products sold – barrels per day	481,727	483,561	453,058	467,049
United States	344,210	344,415	325,108	332,195
Gasoline	296,900	294,282	280,921	284,336
Kerosine	8	16	100	116
Diesel and home heating oils	47,302	50,117	44,087	47,743
United Kingdom	137,517	139,146	127,950	134,854
Gasoline	49,103	46,981	46,819	45,830
Kerosine	15,370	19,584	15,238	17,728
Diesel and home heating oils	51,103	49,249	46,592	46,466
Residuals	16,869	16,676	14,795	16,187
LPG and other	5,072	6,656	4,506	8,643

U.K. refinery inputs – barrels per day	133,220	133,158	124,542	131,954
Milford Haven, Wales – crude oil	130,324	130,059	121,417	128,530
– other feedstocks	2,896	3,099	3,125	3,424

U.K. refinery yields – barrels per day	133,220	133,158	124,542	131,954
Gasoline	47,292	44,961	43,875	44,767
Kerosine	17,058	17,985	16,266	17,037
Diesel and home heating oils	48,626	48,762	44,637	44,551
Residuals	15,309	15,874	13,731	15,730
LPG and other	1,757	2,033	2,952	6,313
Fuel and loss	3,178	3,543	3,081	3,556

*	Represents net sales prices for fuel less purchased cost of fuel.